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                                                                            FS-6


            ACTUAL AND PRO FORMA CONSOLIDATED STATEMENT OF INCOME for
                     THE TWELVE MONTHS ENDED MARCH 31, 1999
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


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
                                                                         RESTRUCTURING
                                                                           PRO FORMA
                                                             ACTUAL       ADJUSTMENTS           PRO FORMA
                                                             ------      -------------          ---------
OPERATING REVENUES                                        $ 1,044,503     $      --           $ 1,044,503

OPERATING EXPENSES
    Electric fuel and purchased energy                        310,349            --               310,349
    Purchased electric capacity                               170,756            --               170,756
    Employee separation and other merger-related costs          9,612            --                 9,612
    Operation and maintenance                                 214,690            --               214,690
    Impairment loss on assets held for sale                    18,000            --                18,000
    Depreciation                                              114,125            --               114,125
    Taxes other than income taxes                              42,246            --                42,246
                                                          -----------     -----------         -----------
                                                              879,778            --               879,778
                                                          -----------     -----------         -----------
OPERATING INCOME                                              164,725            --               164,725
                                                          -----------     -----------         -----------

OTHER INCOME
    Allowance for equity funds used
      during construction                                         595            --                   595
    Other income                                                8,666            --                 8,666
                                                          -----------     -----------         -----------
                                                                9,261            --                 9,261
                                                          -----------     -----------         -----------

INTEREST EXPENSE
    Interest charges                                           63,050            --                63,050
    Allowance for borrowed funds used during
      construction and capitalized interest                      (874)           --                  (874)
                                                          -----------     -----------         -----------
                                                               62,176            --                62,176
                                                          -----------     -----------         -----------

DIVIDENDS ON PREFERRED SECURITIES
    OF A SUBSIDIARY TRUSTS                                      6,528            --                 6,528
                                                          -----------     -----------         -----------

INCOME BEFORE INCOME TAXES AND EXTRAORDINARY ITEM             105,282            --               105,282

INCOME TAXES                                                   39,178            --                39,178
                                                          -----------     -----------         -----------

INCOME BEFORE EXTRAORDINARY ITEM                               66,104            --                66,104

EXTRAORDINARY ITEM (net of $50,000 income taxes)                 --           (75,000)(11)        (75,000)
                                                          -----------     -----------         -----------
NET INCOME / (LOSS)                                            66,104         (75,000)             (8,896)

DIVIDENDS ON PREFERRED STOCK                                    2,969            --                 2,969
GAIN ON PREFERRED STOCK REDEMPTION                             (2,545)           --                (2,545)
                                                          -----------     -----------         -----------
EARNINGS (LOSS) APPLICABLE TO COMMON STOCK                $    65,680     $   (75,000)        $    (9,320)
                                                          ===========     ===========         ===========
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